SUBSCRIPTION AGREEMENT

Coastal Bancshares Acquisition Corp.

April 5, 2006

Coastal Bancshares Acquisition Corp.
9821 Katy Freeway
Suite 500
Houston, Texas 77024

Ladies and Gentlemen:

The undersigned (the “Subscriber”) understands that Coastal Bancshares Acquisition Corp., a Delaware corporation (the “Company”), is offering for sale to the Subscriber shares of its common stock, par value $0.01 per share (the “Shares”). This offer is being made in connection with and as a condition to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 5, 2006, by and between the Company, Coastal Merger Corp., a Texas corporation (the “Merger Sub”), and Intercontinental Bank Shares Corporation, a Texas corporation (“Intercontinental”), pursuant to which the Merger Sub will merge with and into Intercontinental and Intercontinental will be the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”). Terms with their initial letter capitalized and not otherwise defined herein shall have the meanings given them in the Merger Agreement. The Subscriber acknowledges that it is not acting on the basis of any representations or warranties other than those contained in Section 5 hereof and understands that the offering of the Shares (the “Offering”) is being made without registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), or any securities, “blue sky” or other similar laws of any state or foreign jurisdiction (“State Securities Laws”).

1.  Subscription. Subject to the terms and conditions of this Subscription Agreement, the Subscriber agrees to purchase the Shares in the amount and for the purchase price indicated by the Subscriber’s name on the signature page of this Subscription Agreement upon the Effective Time of the Merger (the “Effective Date”). The Subscriber agrees that upon the Effective Date this Subscription Agreement shall be irrevocable and shall survive the death, dissolution or legal incapacity of the Subscriber.

2.  Payment for Shares. Upon the Effective Date, the Subscriber shall deliver to the Company the consideration (“Purchase Price”) required to purchase the Shares subscribed for under this Subscription Agreement. Payment of the Purchase Price shall be made by delivery to the Company of a check made payable to the Company in the amount indicated by the Subscriber’s name on the signature page of this Subscription Agreement.

3.  Funds. If the conditions of the sale of the Shares specified in Section 4 are not timely satisfied in full (or waived), the subscription shall be void, all funds received from the Subscriber shall be promptly returned to Subscriber, and the Subscriber shall not become a stockholder of the Company.

4.  Acceptance of Subscription. The Subscriber understands and acknowledges that (a) the subscription is subject to the Closing of the Merger, (b) the subscription shall not be valid unless and until the Merger is consummated, and (c) notwithstanding anything in this Subscription Agreement to the contrary, the Company shall have no obligation to issue the Shares to the Subscriber if the issuance of the Shares to the Subscriber would constitute a violation of the Securities Act or any State Securities Laws.

5.  Representations and Warranties of the Company. The Company represents and warrants that:

(a)  The Company is duly organized, validly existing and in good standing under the laws of its state of organization, with full power and authority to conduct its business as it is currently being conducted and to own its assets. The Company is also duly qualified to do business, and in good standing as a foreign entity authorized to do business, in all jurisdictions in which a failure to so qualify would have a material adverse effect on the business condition (financial or otherwise), earnings, properties, or results of operations of the Company, taken as a whole.

(b)  The Shares will have been duly authorized and, when issued and paid for in accordance with the terms set out in this Subscription Agreement, will be duly issued, fully paid and nonassessable.

(c)  As of the date of this Subscription Agreement, the Company has issued and outstanding (i) 4,447,833 shares of common stock par value $0.01 per share (“Company Common Stock”), (ii) no shares of preferred stock, (iii) 2,072,167 units (each unit (“Unit”) consisting of one share of common stock and two warrants (each warrant entitles the holder to purchase one share of common stock at a price of $5.00 per share), (iv) warrants to purchase 6,895,666 shares of Company Common Stock and (v) an option granted to I-Bankers Securities Incorporated and Newbridge Securities Corporation or their affiliates to purchase 325,000 Units. Other than the foregoing units, Company Common Stock, Units, warrants and option, the Company has not issued any other shares of its capital stock and there are no outstanding options, warrants, subscriptions or other rights or obligations to purchase or acquire any of such shares, nor any outstanding securities convertible into or exchangeable for such shares.

6.  Representations and Warranties of the Subscriber. The Subscriber represents and warrants to and covenants with the Company and each officer, director, stockholder and agent of the Company as follows:

(a)  General.

(i)  The Subscriber has all requisite authority to enter into this Subscription Agreement and to perform all of the obligations required to be performed by the Subscriber under this Subscription Agreement.

(ii)  The Subscriber is the sole party in interest and is not acquiring the Shares as an agent or otherwise for any other person. The Subscriber is a resident of the jurisdiction set forth opposite its name on the signature page of this Subscription Agreement and (A) if a corporation, partnership, trust or other form of business organization, it has its principal office within that jurisdiction, (B) if an individual, he or she has his or her principal residence in that jurisdiction, and (C) if a corporation, partnership, trust or other form of business organization that was organized for the specific purpose of acquiring the Shares, all of the beneficial owners are residents of that jurisdiction.

(iii)  The Subscriber acknowledges that there are no consents or approvals of governmental authorities or third parties that are required for the execution and delivery of this Subscription Agreement by him; the execution of this Subscription Agreement by the Subscriber shall not constitute a default under any material contract or agreement to which the Subscriber is bound; and no agreement or obligation exists that affects the Subscriber that has the effect of restricting the ability of the Subscriber to perform its obligations under this Subscription Agreement.

(iv)  The Subscriber acknowledges that there is no litigation, action, suit, arbitration, governmental investigation or other proceeding pending or, to the best knowledge of the Subscriber threatened, to which the Subscriber is party that, if adversely determined, could have a material adverse effect on, or enjoin, restrict or otherwise prevent, the consummation of any of the transactions contemplated by this Subscription Agreement or the ability of the Subscriber to perform its obligations under this Subscription Agreement.

(v)  The Subscriber acknowledges that this Subscription Agreement and all agreements, instruments and documents executed by the Subscriber or to be caused to be executed by the Subscriber in connection therewith will be duly authorized, executed and delivered by, are binding upon the Subscriber and are enforceable against the Subscriber in accordance with their terms.

(vi)  The Subscriber acknowledges that (A) it has the authority to enter into this Subscription Agreement and consummate the transactions provided herein, and (B) nothing prohibits or restricts the right or ability of the Subscriber to close the transactions contemplated by this Subscription Agreement and carry out the terms hereof. The Subscriber acknowledges that neither this Subscription Agreement, nor any agreement, document or instrument executed or to be executed in connection with the same, nor anything provided in or contemplated by this Subscription Agreement or any such other agreement, document or instrument, does now or shall hereafter breach, invalidate, cancel, make inoperative or interfere with, or result in the acceleration or maturity of, any contract, agreement, lease, easement, right or interest, affecting or relating to the Subscriber.

(vii)  The Subscriber acknowledges that there are no bankruptcy or insolvency proceedings pending or contemplated by or against him.

(b)  Information Concerning the Company.

(i)  The Subscriber understands that the Company is a special purpose acquisition company and has no current business or material assets other than cash, its rights and obligations under the Merger Agreement and the capital stock of its subsidiaries. The Subscriber is the Chief Executive Officer of Intercontinental, is familiar with the proposed business, properties, operations and prospects of Intercontinental and, at a reasonable time prior to the execution of this Subscription Agreement, has been afforded the opportunity to ask questions of and received satisfactory answers from the Company’s officers and directors, or other persons acting on the Company’s behalf, concerning the proposed business, properties, operations and prospects of the Company subsequent to the Merger and concerning the terms and conditions of the offering of the Shares and has asked any questions it desires to ask and all such questions have been answered to the full satisfaction of the Subscriber. The Subscriber acknowledges that, subsequent to the Merger, other than the cash of the Company remaining after the Merger, substantially all of the business properties and assets of the Company will be those of Intercontinental.

(ii)  The Subscriber understands that the purchase of the Shares involves various risks, including, but not limited to, those outlined in this Subscription Agreement.

(iii)  The Subscriber acknowledges and agrees that no representations or warranties have been made to the Subscriber by the Company as to the tax consequences of this investment, or as to profits, losses or cash flow that may be received or sustained as a result of this investment.

(iv)  All documents, records and books pertaining to a proposed investment in the Shares which the Subscriber has requested have been made available to the Subscriber.

(c)  Status of the Subscriber.

(i)  The Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Shares. The Subscriber is able to bear the economic risk of this investment. The Subscriber has had the opportunity to consult with the Subscriber’s own attorney, accountant and/or purchaser representative regarding this Subscriber’s investment in the Shares and their suitability for purchase by the Subscriber, and to the extent necessary, the Subscriber has retained, at the Subscriber’s own expense, and relied upon, such attorney, accountant and/or purchaser representative, or other appropriate professional advice, regarding the investment, tax and legal merits, risks and consequences of this Subscription Agreement and of purchasing and owning the Shares.

(ii)  The Subscriber represents that the Subscriber is (CHECK EACH CATEGORY OF “ACCREDITED INVESTOR” BELOW, IF ANY, WHICH IS APPLICABLE TO THE SUBSCRIBER):

( ) A. a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

( ) B. a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

( ) C. an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or a partnership, with total assets in excess of $5,000,000, and which was not formed for the specific purpose of acquiring the Shares;

( ) D. a trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Shares whose purchase is directed by a person who has knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in Shares; or

( ) E. an entity in which all of the equity owners are Accredited Investors (as listed in categories (A)-(D)).

(iii)  The Subscriber agrees to furnish any additional information requested to assure compliance with applicable Federal and State Securities Laws in connection with the purchase and sale of the Shares.

(d)  Restrictions on Transfer or Sale of the Shares.

(i)  The Subscriber is acquiring the Shares described solely for the Subscriber’s own beneficial account, for investment purposes, and not with view to, or for resale in connection with, any distribution of the Shares. The Subscriber understands that the offer and the sale of the Shares has not been registered under the Securities Act or any State Securities Law by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Subscriber and of the other representations made by the Subscriber in this Subscription Agreement. The Subscriber understands that the Company is relying upon the representations, covenants and agreements contained in this Subscription Agreement (and any supplemental information) for the purposes of determining whether this transaction meets the requirements for those exemptions.

(ii)  The Subscriber understands that the Shares are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the Securities and Exchange Commission (the “Commission”) provide in substance that the Subscriber may dispose of the Shares only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and the Subscriber understands that the Company has no obligation or intention to register any of the Shares purchased by the Subscriber or to take action so as to permit sales pursuant to the Securities Act (including Rule 144). As a consequence, the Subscriber understands that there is no public market for the Shares and the Subscriber therefore must bear the economic risks of the investment in the Shares for an indefinite period of time. The Subscriber understands that the Subscriber may not at any time demand the purchase by the Company of the Subscriber’s Shares.

(iii)  The Subscriber agrees: (A) that the Subscriber will not sell, assign, pledge, give, transfer or otherwise dispose of the Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Shares under the Securities Act and all applicable State Securities Laws or in a transaction that is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws; (B) that the Company and any transfer agent for the Shares shall not be required to give effect to any purported transfer of any of the Shares except upon compliance with the foregoing restrictions; and (C) that a legend in substantially the following form will be placed on the certificates representing the Shares, if any certificates are issued:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

(iv)  The Subscriber has not offered or sold any portion of the Shares subscribed for and has no present intention of dividing the Shares with others or of reselling or otherwise disposing of any portion of the Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence on nonoccurrence of any predetermined event or circumstance.

7.  Survival and Indemnification. All representations, warranties and covenants contained in this Agreement and the indemnification contained in this Section 7 shall survive (a) the acceptance of this Subscription Agreement by the Company, (b) changes in the transactions, documents and instruments described in this Subscription Agreement that are not material or that are to the benefit of the Subscriber, and (c) the death or disability of the Subscriber. The Subscriber acknowledges the meaning and legal consequences of the representations, warranties and covenants in determining the Subscriber’s qualification and suitability to purchase the Shares. The Subscriber agrees to indemnify, defend and hold harmless the Company, and its stockholders, officers, directors, employees, agents and controlling persons, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys’ fees and disbursements), judgments or amounts paid in settlement of actions arising out of or resulting from the untruth or any representation, or the breach of any warranty or covenant, made by the Subscriber in this Subscription Agreement. Notwithstanding the foregoing, however, no representation, warranty, covenant or acknowledgment made by the Subscriber shall in any manner be deemed to constitute a waiver of any rights granted to him under the Securities Act or State Securities laws.

8.  Notices. All notices and other communications provided for in this Subscription Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, telecopier, overnight air courier guaranteeing next day delivery, or electronic mail:

(a)           if to the Company, to it at the following address:

Coastal Bancshares Acquisition Corp.
9821 Katy Freeway, Suite 500
Houston, Texas 77024
Attn: Cary M. Grossman, Co-Chief Executive Officer

(b)           if to the Subscriber, to the address set forth on the signature page hereto, or at such other address as either party shall have specified by notice in writing to the other.

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt acknowledged, if mailed, telecopied, sent by electronic mail, or sent by overnight air courier. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

9.  Assignability. This Subscription Agreement is not assignable by the Subscriber, and may not be modified, waived or terminated except by an instrument in writing signed by the party against whom enforcement of such modifications, waiver or termination is sought.

10.  Binding Effect. Except as otherwise provided in this Subscription Agreement, this Subscription Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns, and the agreements, representations, warranties and acknowledgments contained in this Subscription Agreement shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns. If the Subscriber is more than one person, the obligation of the Subscriber shall be joint and several and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

11.  Entire Agreement. This Subscription Agreement constitutes the entire agreement of the Subscriber and the Company relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written.

12.  Governing Law. This Subscription Agreement shall be governed and controlled as to the validity, enforcement, interpretations, construction and effect and in all other aspects by the substantive laws of the State of Delaware, without reference to conflicts of laws principles.

13.  Severability. If any provision of this Subscription Agreement or the application thereof to any subscriber or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Subscription Agreement and the application of such provision to other subscriptions or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

14.  Headings. The headings in this Subscription Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent or intent of this Subscription Agreement or any provision of this Subscription Agreement.

15.  Counterparts. This Subscription Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned Subscriber has executed this Subscription Agreement to be effective as of the date first above written.

Common Stock: 74,075 Shares

Total Purchase Price: $500,000

Signature:	/s/ Steven J. Pritchard
Steven J. Pritchard
Address:	__________________________________
______________________________
Federal Tax ID No.: ____________________________
[Please also complete and return a Form W-9 with
this Subscription Agreement]

[Signature Page to Steven J. Pritchard Subscription Agreement]

AGREED TO AND ACCEPTED BY:

COASTAL BANCSHARES ACQUISITION CORP.

By:	/s/Cary M. Grossman
Name:	Cary M. Grossman
Title:	Chief Executive Officer

[Signature Page to Steven J. Pritchard Subscription Agreement]